Exhibit 99.1

Battalion Oil Corporation Announces First Quarter 2020 Results

HOUSTON, TEXAS – May 11, 2020 – Battalion Oil Corporation (NYSEA: BATL, “Battalion” or the “Company”) today announced its first quarter 2020 results.

Average daily net production for the quarter ended March 31, 2020 was 18,791 barrels of oil equivalent per day (“Boepd”), of which oil represented 10,297 barrels of oil per day (“Bopd”), compared to 10,233 Bopd and 11,489 Bopd for the first and fourth quarters of 2019, respectively. The Company earned $47.4 million of total revenue for the first quarter of 2020, of which 88% was from oil sales, excluding the impact of hedge settlements. Excluding the realized gain on crude oil derivative contracts of $5.1 million, the Company realized 98% of NYMEX WTI during the first quarter of 2020.

Total operating costs were $18.20 per Boe compared to $25.49 per Boe for the first quarter of 2019. Adjusted G&A was $1.50 per Boe in the first quarter of 2020 compared to $5.99 per Boe in the first quarter of 2019 (see Selected Operating Data table for additional information). Lease operating and workover expense was $8.07 per Boe in the first quarter of 2020 and $10.94 per Boe in the first quarter of 2019.

The Company reported net income to common stockholders of $114.5 million or net income per basic and diluted share of $7.07 for the first quarter of 2020 and reported adjusted EBITDA of $23.5 million, compared to $12.7 million in the first quarter of 2019 (see Adjusted EBITDA Reconciliation table for additional information).

Liquidity and Capital Spending

During the first quarter of 2020, Battalion incurred capital expenditures of $65.1 million, and placed online 6 new wells.

As of March 31, 2020, Battalion's liquidity was $26.5 million consisting of $0.9 million in cash on hand plus availability under its revolving credit facility less letters of credit outstanding, pro forma for the April 30, 2020 redetermination of its borrowing base under its revolving credit facility.

As of May 11, 2020, Battalion had 9,000 Bopd of oil hedged for the second half of 2020 at an average price of $50.28 per barrel.  For 2021, the Company has 7,000 Bopd of oil hedged at an average price of $45.51 per barrel.  For 2022, the Company has 4,000 Bopd of oil hedged at an average price of $52.38 per barrel. As of March 31, 2020, the mark-to-market value of derivative contracts was approximately $105 million.

Management Commentary

Richard Little, the Company’s Chief Executive Officer commented, “We had already planned to suspend our capital program at the end of Q1 2020 and as the market continued to deteriorate, the decisions we had to make required agility and an even greater level of capital discipline. I’m proud of our team’s ability to drive down costs and for their quick response time to thoughtfully shut in production across all of our fields.”

Mr. Little further commented, “We’re certainly far more accustomed to bringing new wells online than we are to strategically shutting in over half of our production. Nevertheless, while these times are challenging, they reinforce the notion that sound business principles, such as long term business planning, remain the best way to make what could otherwise be difficult near-term decisions. Our team has done a commendable job of preparing us for circumstances such as the ones we find ourselves in – building long-term relationships with key stakeholders such as mineral owners and vendors, proactively creating optionality in our development strategies and simply treating each other with respect. I am hopeful that the market will turn around before the end of the year, but regardless, we will continue to look for more ways to enhance our competitive advantage and further strengthen our balance sheet.”

Conference Call Information

Battalion Oil Corporation has scheduled a conference call for Tuesday, May 12, 2020, at 11:00 a.m. EDT (10:00 a.m. CDT).  To participate in the conference call, dial 720-543-0197 or 800-347-6311 (toll free) a few minutes before the call begins and reference Battalion Oil Corporation confirmation code 6172447.  The conference call recording will also be posted to Battalion’s website: www.battalionoil.com.

Forward Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not strictly historical statements constitute forward-looking statements. Forward-looking statements include, among others, statements about anticipated production, liquidity, capital spending, drilling and completion plans, and forward guidance. Forward-looking statements may often, but not always, be identified by the use of such words such as "expects", "believes", "intends", "anticipates", "plans", "estimates", “projects”, "potential", "possible", or "probable" or statements that certain actions, events or results "may", "will", "should", or "could" be taken, occur or be achieved. Forward-looking statements are based on current beliefs and expectations and involve certain assumptions or estimates that involve various risks and uncertainties that could cause actual results to differ materially from those reflected in the statements. These risks include, but are not limited to, those set forth in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and other filings submitted by the Company to the U.S. Securities and Exchange Commission (“SEC”), copies of which may be obtained from the SEC's website at www.sec.gov or through the Company's website at www.battalionoil.com. Readers should not place undue reliance on any such forward-looking statements, which are made only as of the date hereof. The Company has no duty, and assumes no obligation, to update forward-looking statements as a result of new information, future events or changes in the Company's expectations.

About Battalion

Battalion Oil Corporation is an independent energy company engaged in the acquisition, production, exploration and development of onshore oil and natural gas properties in the United States.

Contact

John-Davis Rutkauskas

Director, Finance & Investor Relations

(832) 538-0551

BATTALION OIL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(In thousands, except per share amounts)

	Successor	Predecessor
	Three Months	Three Months
	Ended	Ended
	March 31, 2020	March 31, 2019
Operating revenues:
Oil, natural gas and natural gas liquids sales:
Oil	$41,917	$45,517
Natural gas	354	1,461
Natural gas liquids	4,753	4,945
Total oil, natural gas and natural gas liquids sales	47,024	51,923
Other	375	(7)
Total operating revenues	47,399	51,916

Operating expenses:
Production:
Lease operating	12,489	14,186
Workover and other	1,323	2,646
Taxes other than income	2,915	2,893
Gathering and other	10,547	14,869
Restructuring	418	11,271
General and administrative	3,856	4,608
Depletion, depreciation and accretion	18,030	29,975
Full cost ceiling impairment	—	275,239
(Gain) loss on sale of Water Assets	—	885
Total operating expenses	49,578	356,572
Income (loss) from operations	(2,179)	(304,656)

Other income (expenses):
Net gain (loss) on derivative contracts	118,299	(64,799)
Interest expense and other	(1,629)	(12,589)
Total other income (expenses)	116,670	(77,388)
Income (loss) before income taxes	114,491	(382,044)
Income tax benefit (provision)	—	45,485
Net income (loss)	$114,491	$(336,559)

Net income (loss) per share of common stock:
Basic	$7.07	$(2.12)
Diluted	$7.07	$(2.12)
Weighted average common shares outstanding:
Basic	16,204	158,549
Diluted	16,204	158,549

BATTALION OIL CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(In thousands, except share and per share amounts)

	Successor
	March 31, 2020	December 31, 2019
Current assets:
Cash and cash equivalents	$938	$5,701
Accounts receivable, net	30,260	48,504
Assets from derivative contracts	71,353	4,995
Restricted cash	—	4,574
Prepaids and other	6,341	7,379
Total current assets	108,892	71,153
Oil and natural gas properties (full cost method):
Evaluated	485,813	420,609
Unevaluated	104,923	105,009
Gross oil and natural gas properties	590,736	525,618
Less - accumulated depletion	(37,075)	(19,474)
Net oil and natural gas properties	553,661	506,144
Other operating property and equipment:
Other operating property and equipment	3,655	3,655
Less - accumulated depreciation	(659)	(378)
Net other operating property and equipment	2,996	3,277
Other noncurrent assets:
Assets from derivative contracts	37,766	224
Operating lease right of use assets	2,932	3,165
Other assets	6,148	703
Total assets	$712,395	$584,666

Current liabilities:
Accounts payable and accrued liabilities	$92,585	$97,333
Liabilities from derivative contracts	3,972	8,069
Operating lease liabilities	935	923
Asset retirement obligations	225	109
Total current liabilities	97,717	106,434
Long-term debt, net	170,000	144,000
Other noncurrent liabilities:
Liabilities from derivative contracts	473	4,854
Asset retirement obligations	10,619	10,481
Operating lease liabilities	2,009	2,247
Commitments and contingencies
Common stock: 100,000,000 shares of $0.0001 par value authorized;
16,203,967 and 16,203,940 shares issued and outstanding as of
March 31, 2020 and December 31, 2019, respectively	2	2
Additional paid-in capital	327,544	327,108
Retained earnings (accumulated deficit)	104,031	(10,460)
Total stockholders' equity	431,577	316,650
Total liabilities and stockholders' equity	$712,395	$584,666

BATTALION OIL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(In thousands)

	Successor	Predecessor
	Three Months	Three Months
	Ended	Ended
	March 31, 2020	March 31, 2019
Cash flows from operating activities:
Net income (loss)	$114,491	$(336,559)
Adjustments to reconcile net income (loss) to net cash
provided by (used in) operating activities:
Depletion, depreciation and accretion	18,030	29,975
Full cost ceiling impairment	—	275,239
(Gain) loss on sale of Water Assets	—	885
Deferred income tax provision (benefit)	—	(45,485)
Stock-based compensation, net	387	(6,782)
Unrealized loss (gain) on derivative contracts	(112,378)	68,169
Amortization and write-off of deferred loan costs	—	404
Amortization of discount and premium	—	55
Reorganization items, net	(4,984)	—
Accrued settlements on derivative contracts	(4,923)	1,020
Other income (expense)	7	388
Cash flows from operations before changes in working capital	10,630	(12,691)
Changes in working capital	1,713	(24,143)
Net cash provided by (used in) operating activities	12,343	(36,834)

Cash flows from investing activities:
Oil and natural gas capital expenditures	(48,157)	(81,068)
Acquisition of oil and natural gas properties	—	(2,809)
Other operating property and equipment capital expenditures	—	(30,553)
Funds held in escrow and other	509	(1)
Net cash provided by (used in) investing activities	(47,648)	(114,431)

Cash flows from financing activities:
Proceeds from borrowings	51,000	124,000
Repayments of borrowings	(25,000)	(19,000)
Equity issuance costs and other	(32)	(406)
Net cash provided by (used in) financing activities	25,968	104,594

Net increase (decrease) in cash, cash equivalents and restricted cash	(9,337)	(46,671)

Cash, cash equivalents and restricted cash at beginning of period	10,275	46,866
Cash, cash equivalents and restricted cash at end of period	$938	$195

BATTALION OIL CORPORATION

SELECTED OPERATING DATA

(Unaudited)

	Successor	Predecessor
	Three Months	Three Months
	Ended	Ended
	March 31, 2020	March 31, 2019
Production volumes:
Crude oil (MBbls)	937	921
Natural gas (MMcf)	2,539	1,941
Natural gas liquids (MBbls)	350	293
Total (MBoe)	1,710	1,538
Average daily production (Boe/d)	18,791	17,089

Average prices:
Crude oil (per Bbl)	$44.74	$49.42
Natural gas (per Mcf)	0.14	0.75
Natural gas liquids (per Bbl)	13.58	16.88
Total per Boe	27.50	33.76

Cash effect of derivative contracts:
Crude oil (per Bbl)	$5.47	$0.70
Natural gas (per Mcf)	0.32	0.44
Natural gas liquids (per Bbl)	-	6.38
Total per Boe	3.46	2.19

Average prices computed after cash effect of settlement of derivative contracts:
Crude oil (per Bbl)	$50.21	$50.12
Natural gas (per Mcf)	0.46	1.19
Natural gas liquids (per Bbl)	13.58	23.26
Total per Boe	30.96	35.95

Average cost per Boe:
Production:
Lease operating	$7.30	$9.22
Workover and other	0.77	1.72
Taxes other than income	1.70	1.88
Gathering and other, as adjusted (1)	6.18	8.89
Restructuring	0.24	7.33
General and administrative, as adjusted (1)	1.50	5.99

(1) Represents gathering and other and general and administrative costs per Boe, adjusted for items noted in the reconciliation below:

General and administrative:
General and administrative, as reported	$2.26	$3.00
Stock-based compensation:
Non-cash	(0.23)	4.41
Transaction costs and other:
Cash	(0.53)	(1.42)
General and administrative, as adjusted(2)	$1.50	$5.99

Gathering and other, as reported	6.17	9.67
Rig stacking charges and other(3)	0.01	(0.78)
Gathering and other, as adjusted(4)	$6.18	$8.89

Total operating costs, as reported	18.20	25.49
Total adjusting items	(0.75)	2.21
Total operating costs, as adjusted(5)	$17.45	$27.70

(2)

General and administrative, as adjusted, is a non-GAAP measure that excludes non-cash stock-based compensation charges relating to equity awards under our incentive stock plans, as well as other cash charges associated with certain transactions. The Company believes that it is useful to understand the effects that these charges have on general and administrative expenses and total operating costs and that exclusion of such charges is useful for comparison to prior periods.

(3)	Amounts for periods prior to 2020 have been revised to conform to the current presentation by eliminating adjustments for gas treating fees.
(4)

Gathering and other, as adjusted, is a non-GAAP measure that excludes rig stacking charges and other costs.  The Company believes that it is useful to understand the effects that these charges have on gathering and other expense and total operating costs and that exclusion of such charges is useful for comparative purposes.

(5)

Represents lease operating, workover and other expense, taxes other than income, gathering and other expense and general and administrative costs per Boe, adjusted for items noted in the reconciliation above.

BATTALION OIL CORPORATION

SELECTED ITEM REVIEW AND RECONCILIATION (Unaudited)

(In thousands, except per share amounts)

	Successor	Predecessor
	Three Months	Three Months
	Ended	Ended
	March 31, 2020	March 31, 2019
As Reported:
Net income (loss), as reported	$114,491	$(336,559)

Impact of Selected Items:
Unrealized loss (gain) on derivatives contracts:
Crude oil	$(111,834)	$64,000
Natural gas	(544)	(335)
Natural gas liquids	-	4,504
Total mark-to-market non-cash charge	(112,378)	68,169
Full cost ceiling impairment	-	275,239
(Gain) loss on sale of Water Assets	-	885
Restructuring	418	11,271
Transaction costs, rig stacking charges and other	906	3,647
Selected items, before income taxes	(111,054)	359,211
Income tax effect of selected items (1)	-	(31,667)
Selected items, net of tax	(111,054)	327,544

As Adjusted:
Net income (loss), excluding selected items (2)	$3,437	$(9,015)

Basic net income (loss) per common share, as reported	$7.07	$(2.12)
Impact of selected items	(6.86)	2.06
Basic net income (loss) per common share, excluding selected items (2)	$0.21	$(0.06)

Diluted net income (loss) per common share, as reported	$7.07	$(2.12)
Impact of selected items	(6.86)	2.06
Diluted net income (loss) per common share, excluding selected items (2)(3)	$0.21	$(0.06)

Net cash provided by (used in) operating activities	$12,343	$(36,834)
Changes in working capital	(1,713)	24,143
Cash flows from operations before changes in working capital	10,630	(12,691)
Cash components of selected items	11,231	13,806
Income tax effect of selected items (1)	-	(2,899)
Cash flows from operations before changes in working capital, adjusted for selected items (2)	$21,861	$(1,784)

(1)

For the three months ended March 31,  2019 (Predecessor), this represents the tax impact using an estimated tax rate of 21.0% and includes a $43.8 million adjustment for the net change in valuation allowance and deferred tax liability.

(2)

Net income (loss) and earnings per share excluding selected items and cash flows from operations before changes in working capital adjusted for selected items are non-GAAP measures presented based on management's belief that they will enable a user of the financial information to understand the impact of these items on reported results.  These financial measures are not measures of financial performance under GAAP and should not be considered as an alternative to net income, earnings per share and cash flows from operations, as defined by GAAP. These financial measures may not be comparable to similarly named non-GAAP financial measures that other companies may use and may not be useful in comparing the performance of those companies to Battalion's performance. Net income (loss) and earnings per share excluding selected items and cash flows from operations before changes in working capital adjusted for selected items are non-GAAP measures. Amounts for periods prior to 2020 have been revised to conform to the current presentation by eliminating adjustments for gas treating fees. Management believes that conforming the presentation of this information facilitates comparisons across periods.

(3)

The impact of selected items for the periods ended March 31, 2020 (Successor) and 2019 (Predecessor) were calculated based upon weighted average diluted shares of 16.2 million and 158.5 million, respectively, due to the net income (loss) available to common stockholders, excluding selected items.

BATTALION OIL CORPORATION

ADJUSTED EBITDA RECONCILIATION (Unaudited)

(In thousands)

	Successor	Predecessor
	Three Months	Three Months
	Ended	Ended
	March 31, 2020	March 31, 2019

Net income (loss), as reported	$114,491	$(336,559)
Impact of adjusting items:
Interest expense	1,714	11,972
Depletion, depreciation and accretion	18,030	29,975
Full cost ceiling impairment	-	275,239
Income tax provision (benefit)	-	(45,485)
Stock-based compensation	387	(6,782)
Interest income	(97)	(61)
Restructuring	418	11,271
(Gain) loss on sale of other assets	-	416
(Gain) loss on sale of Water Assets	-	885
Unrealized loss (gain) on derivatives contracts	(112,378)	68,169
Transaction costs, rig stacking charges and other	906	3,647
Adjusted EBITDA(1)	$23,471	$12,687

(1)

Adjusted EBITDA is a non-GAAP measure, which is presented based on management's belief that it will enable a user of the financial information to understand the impact of these items on reported results. This financial measure is not a measure of financial performance under GAAP and should not be considered as an alternative to GAAP measures, including net income (loss). This financial measure may not be comparable to similarly named non-GAAP financial measures that other companies may use and may not be useful in comparing the performance of those companies to Battalion's performance. Amounts for periods prior to 2020 have been revised to conform to the current presentation by eliminating adjustments for gas treating fees. Management believes that conforming the presentation of this information facilitates comparisons across periods.